EXHIBIT 5.1, 8.1, 23.1

                   [Letterhead of Thacher Proffitt & Wood LLP]

                                                              December 19, 2005


                  Opinion: Tax and Legality
                  GE-WMC Mortgage Securities, L.L.C.
                  GE-WMC Asset-Backed Pass-Through Certificates, Series 2005-2
                  ------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to WMC Mortgage Corp. (the "Originator"), GE Mortgage Holding, L.L.C. (the "Seller") and GE-WMC Mortgage Securities, L.L.C. (the "Depositor") in connection with (i) the Mortgage Loan Purchase Agreement, dated December 19, 2005 (the "Originator Sale Agreement"), between the Originator and the Seller, (ii) the Mortgage Loan Purchase Agreement, dated as of December 19, 2005 (the "Seller Sale Agreement"), between the Seller and the Depositor, (iii) the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Litton Loan Servicing LP (the "Servicer") and The Bank of New York (the "Trustee" and the "Supplemental Interest Trustee"), (iv) the Underwriting Agreement, dated December 13, 2005 (the "Underwriting Agreement"), among the Depositor, the Seller and Credit Suisse First Boston LLC ("CSFB") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") as Representatives of the Underwriters named therein (the "Underwriters") (v) the Purchase Agreement, dated December 19, 2005 (the "Purchase Agreement"), among the Depositor, the Seller and CSFB and Morgan Stanley as the Initial Purchasers (the "Initial Purchasers"), (vi) the Custodial Agreement, dated as of December 1, 2005 (the "Custodial Agreement"), among the Trustee, Wells Fargo Bank, N.A. (the "Custodian") and the Servicer, (vii) the Prospectus Supplement, dated as of December 14, 2005 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated as of September 26, 2005 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and (viii) the Private Placement Memorandum dated December 19, 2005 (the "Private Placement Memorandum"). The Originator Sale Agreement, the Seller Sale Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement, the Purchase Agreement and the Custodial Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions thereof applicable to a real estate mortgage investment conduit ("REMIC"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions to which this opinion letter relates.

         Based upon and subject to the foregoing, it is our opinion that:

1. The statements made in the Base Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences", to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

2. Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for United States federal income tax purposes within the meaning of the Code in effect on the date hereof, (i) each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI will qualify as a REMIC, (ii) the REMIC I Regular Interests will represent ownership of the "regular interests" in REMIC I, and the Class R-I Interest will constitute the sole class of "residual interests" in REMIC I, (iii) the REMIC II Regular Interests will represent ownership of the "regular interests" in REMIC II, and the Class R-II Interest will constitute the sole class of "residual interests" in REMIC II, (iv) each class of Certificates (other than the Class C Certificates, Class P Certificates and the Residual Certificates), the Class C Interest, the Class P Interest and the Class IO Interest will represent ownership of "regular interests" in REMIC III, which will generally be treated as debt instruments of REMIC III, exclusive, in the case of Certificates (other than the Class C Certificates, Class P Certificates and the Residual Certificates), of the right to receive, or the deemed obligation to pay, certain amounts differing from amounts payable in respect of the corresponding regular interests, and the Class R-III Interest will constitute the sole class of "residual interests" in REMIC III, (v) the Class C Certificates will represent ownership of a "regular interest" in REMIC IV, which will generally be treated as a debt instrument of REMIC IV, exclusive of the right to receive, or the deemed obligation to pay, certain amounts differing from amounts payable in respect of the corresponding regular interest, and the Class R-IV Interest will constitute the sole class of "residual interests" in REMIC IV, (vi) the Class P Certificates will represent ownership of a "regular interest" in REMIC V, which will generally be treated as a debt instrument of REMIC V, exclusive of the right to receive any Servicer Prepayment Charge Payment Amounts, and the Class R-V Interest will constitute the sole class of "residual interests" in REMIC V, (vii) the REMIC VI Regular Interest IO will represent ownership of a "regular interest" in REMIC VI, which will generally be treated as a debt instrument of REMIC VI, and the Class R-VI Interest will constitute the sole class of "residual interests" in REMIC VI, (viii) the Class R Certificates will represent ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, and (ix) the Class R-X Certificates will represent ownership of the Class R-IV Interest, the Class R-V Interest and the Class R-VI Interest.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Opinions," without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.


                                               Very truly yours,

                                               /s/ THACHER PROFFITT & WOOD LLP